Exhibit 23.1
Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 of USA Compression Partners, LP (No. 333-228361 and No. 333-240380) and Form S-8 (No. 333-228362) of our report dated January 9, 2026, relating to the consolidated financial statements as of and for the year ended October 31, 2025 of J-W Energy Company, appearing in this Current Report on Form 8-K/A dated January 12, 2026 of USA Compression Partners, LP.

/s/ Baker Tilly US, LLP

Dallas, Texas
March 30, 2026